                                                                   EXHIBIT 10.67

                 [LETTERHEAD OF GUY CARPENTER & COMPANY, INC]


Cover Note
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                                   File #:             8493-02 2000 Combined
                                   Effective Date:     January 1, 2000
                                   Issue Date:         March 9, 2000

COMPANY:
--------

     SCPIE HOLDINGS, INC.,
     AND/OR SCPIE INDEMNITY COMPANY,
     AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,
     AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,
     AND/OR SCPIE INSURANCE SERVICES, INC.,
     AND/OR SCPIE MANAGEMENT SERVICES, INC.,
     LOS ANGELES, CALIFORNIA

TYPE:
-----

     SECOND EXCESS OF LOSS REINSURANCE

BUSINESS COVERED:
-----------------

     1. Physicians & Surgeons Comprehensive Professional and Business Liability, including Clinics and Clinical Laboratories.

     2. Professional and Business Liability Policies for Hospitals and Healthcare Facilities, including:

         a. Modified Claims Made Coverage Hospitals and Medical Centers (Primary & Excess);

         b. Claims Made Coverage Hospitals and Medical Centers (Primary &
            Excess);

         c. Excess Automobile Liability and Excess Employers Liability associated with the policy forms outlined above.

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                                        Page:             2 of 7
                                        File #            8493-02 2000 Combined
                                        Effective Date:   January 1, 2000
                                        Issue Date:       March 9, 2000


BUSINESS COVERED (CONTINUED)
----------------------------

     3. Errors and Omissions Liability Policies for Managed Care Organizations, and Directors and Officers Liability Policies.

     4. Physicians and Surgeons Comprehensive Professional Liability and Personal Umbrella Business underwritten by Brown & Brown, Inc., Tampa, Florida.

TERM:
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     January 1, 2000 to December 31, 2000 as respects claims made during the calendar year 2000.

     The term "claims made" as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence, or Modified Claims Made Policies, claims or losses first notified to the Company during the term of this Agreement.

     Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

     In respect of recoveries made under Limit and Retention, Section B:

         The term "claims made" shall mean claims first reported to the Reinsured during the period January 1, 1987 to December 31, 1994 and first reported to Reinsurers during the term of this Agreement.

     In the event of cancellation, and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, subject to a Premium equal to 50% of the Actual Earned Reinsurance Premium.

TERRITORY:
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     As per the Company's original policies, contracts, or binders.

EXCLUSIONS:
-----------

     1.  Insolvency Funds.

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                                        Page:              3 of 7
                                        File #             8493-02 2000 Combined
                                        Effective Date:    January 1, 2000
                                        Issue Date:        March 9, 2000

EXCLUSIONS (CONTINUED)
----------------------

     2.  Nuclear Incident - Liability - Reinsurance.

     3. Assumed Reinsurance other than for Licensing, Financial Rating Purposes or Acquisition Purposes.

LIMIT AND RETENTION:
--------------------

     A.) $5,000,000 each and every loss in excess of $5,000,000 each and every loss.

     B.) $5,000,000 each and every loss in excess of $5,000,000 each and every loss covering losses which were first reported to the Company during the period January 1, 1987 to December 31, 1994 and are first reported to the Reinsurers during the term of this Agreement. The coverage provided hereunder shall be no narrower nor broader in scope than that which was provided to the Company under their Second Excess of Loss Reinsurance Agreement in force for the same period (see attached Cover Note Nos. 01-87-0022, 01-88-0022, 01-89-0022, 01-90-0022, 01-91-0022,
         01-92-0022, 01-93-0022, 01-94-0022).

WARRANTY:
---------

     1.) In respect of Physicians and Surgeons Comprehensive Professional and
         Business Liability Policies, including Clinics and Clinical Laboratories, the Maximum Original Policy Limit is $11,000,000 subject to inuring protection of $8,000,000 in excess of $2,000,000 with a maximum aggregate of $8,000,000 during each 12 month period.

     2.) In respect of Professional and Business Liability Policies for
         Hospitals and Healthcare Facilities, the Maximum Policy Limit is $50,000,000.

     3.) In respect of Errors and Omissions Liability Policies for Managed Care
         Organizations and Directors and Officers Liability Policies, the Maximum Original Policy Limit is $5,000,000.

     4.) It is understood and agreed that the Company shall maintain an 80%
         Quota Share Treaty (being a maximum cession of 80% of $1,000,000/$3,000,000 limit per physician) covering business classified by the Company as Texas Physicians and Surgeons Professional Liability underwritten by Brown & Brown, Inc.

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                                        Page:             4 of 7
                                        File #            8493-02 2000 Combined
                                        Effective Date:   January 1, 2000
                                        Issue Date:       March 9, 2000


PREMIUM:
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     1.20% of G.N.E.P.I.
     Deposit - $2,040,000 payable $510,000 quarterly.
     Minimum - $1,630,000

REINSTATEMENTS
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     First - Computed Pro-Rata as to amount, 50% as to Premium.

     Second - Computed Pro-Rata as to amount, 100% as to Premium.

ATTACHMENT OF LIABILITY:
------------------------

     (A) For purposes of determining the attachment of the Reinsurers liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder.

     (B) The date of a loss hereunder shall be the earliest date, within the term of this Agreement, that the Company has received First Notice of Claim or Circumstance.

ACCOUNTING:
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     Premiums - Payments within 60 days of respective due date.
     Losses - Payments within 60 days of receipt of proof of loss. Outstanding losses reported individually as they occur.

GENERAL CONDITIONS:
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     Loss Adjustment Expenses to be included with the Ultimate Net Loss.
     Excess of Original Policy Limits Clause.
     80% Extra Contractual Obligations Clause.
     Ultimate Net Loss Clause including Declaratory Judgement Expenses incurred in connection with coverage questions and legal actions related to a specific claim.
     Net Retained Lines Clause.
     Notice of Loss Clause.
     Loss Funding Clause - Including IBNR (See Attached).
     Special Funding Clause.
     Confidentiality Clause.
     Commutation Clause by Mutual Agreement.

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                                        Page:              5 of 7
                                        File #             8493-02 2000 Combined
                                        Effective Date:    January 1, 2000
                                        Issue Date:        March 9, 2000


GENERAL CONDITIONS (CONTINUED)
------------------------------

     Federal Excise Tax Clause.
     Errors and Omissions Clause.
     Insolvency Clause.
     Service of Suit Clause.
     Arbitration Clause.
     Access to Records Clause.
     Guy Carpenter & Company, Inc. Intermediary Clause.

INFORMATION:
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     With respect to The SCPIE Companies' Reinsurance Program, The SCPIE Companies does not consider the date change to the year 2000, or any other date change, including leap year calculations to be an insurable event, or a covered loss.

     However, losses resulting from an otherwise covered incident under this program, subject to the terms and conditions of the contract, will be treated in the normal manner.

     Reinsurers acknowledge that declaratory judgment expenses are covered under this proposal in accordance with the Ultimate Net Loss Clause. Additionally, for purposes of expanded clarification, the Reinsurers hereunder acknowledge the following:

         "Declaratory judgment expense" as used in the Ultimate Net Clause of this Agreement will mean all expenses incurred by the Company in connection with declaratory judgment actions brought to determine the Company's defense and/or indemnification obligations that are allocable to specific policies and claims subject to this Agreement. Such declaratory judgment expenses will include those arising out of Year 2000 or date recognition issues. Declaratory judgment expense will be deemed to have been incurred by the Company on the date of the loss (if any) giving rise to the declaratory action. In the event there is no loss other than declaratory judgment expense with respect to any claim hereunder, such expense will be deemed loss for the purpose of this Agreement.

REGULATION 98:
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     Premium and loss payments made to Guy Carpenter & Company, Inc. shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance Department. The parties hereto consent to withdrawals from said account in accordance with
     Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

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                                       Page:              6 of 7
                                       File #             8493-02 2000 Combined
                                       Effective Date:    January 1, 2000
                                       Issue Date:        March 9, 2000


EFFECTED WITH:
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REINSURERS                                            FEIN #    NAIC #      %
----------                                            ------    ------     ---
Europa Ruckversicherungs-Aktiengesellschaft         AA-1340086             5.00%
Hannover Ruckversicherungs-Aktiengesellschaft       AA-1340125            32.50%
Odyssey Reinsurance Corporation                     13-2781282  25070      5.00%
PMA Reinsurance Corporation                         23-2153760  39675      5.00%
Transatlantic Reinsurance Company                   13-5616275  19453      5.00%
                                                                          -----

                                                            Subtotal      52.50%
                                                                          =====

Through Guy Carpenter & Company, Ltd.,
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     London, England
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Underwriters at Lloyd's
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Underwriter           Pseudonym   Syndicate No.  Participation     FEIN #
-----------           ---------   -------------  -------------     ------

Spreckley             HAW          1007          7.0000%           AA-1127007
Mann                  DPM           435          1.9756%           AA-1126435
Corfield              FRW           190          2.9634%           AA-1126190
Harrington            HAR          2000          2.9634%           AA-1128000
Chaudle               BFC           780          1.9756%           AA-1126780
Catlin                NEW          1900          2.9634%           AA-1127900
CG Jago               HGJ          0205          0.9878%           AA-1126205
CG Jago               HGJ          0205          0.5927%           AA-1126205
Meacock               SAM           727          1.3829%           AA-1126727
Montgomerie           AGY           376          0.7903%           AA-1126376
DJ Newman             DJN          1218          1.9756%           AA-1127218
Bannister             PJG            79          0.9878%           AA-1126079
Carrington            CAR          1241          1.9756%           AA-1127241
                                  U2507          2.9634%           AA-1128507
Charman               AGM          2488          3.9512%           AA-1128488
Tweedie               CFP           314          0.7903%           AA-1126314
Catlin                SJC          1003          0.3042%           AA-1127003
Catlin                SJC          2003          1.0787%           AA-1128003
Helson                JAN          1204          5.9268%           AA-1127204
                                  C4009          3.9513%
                                                -------
                                      Subtotal  47.5000%

                                         Total   100.00%
                                                =======

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                                        Page:             7 of 7
                                        File #            8493-02 2000 Combined
                                        Effective Date:   January 1, 2000
                                        Issue Date:       March 9, 2000


This Cover Note confirms the terms and conditions of the reinsurance negotiated with the listed reinsurers on your behalf. In the event that any of these details do not meet with your approval, or the security of the participating reinsurers does not meet with your requirements, please notify this office immediately. If all is in order, please sign and return one copy of this Cover Note to confirm your approval and complete our files.


------------------------------------     ---------------------------------------
       Managing Director
  Guy Carpenter & Company, Inc.                    SCPIE Holdings, Inc.

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             Date                                         Date


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